UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2018

 NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger
On October 23, 2018, NeoGenomics Laboratories, Inc. (“NeoGenomics Labs”), a wholly owned subsidiary of NeoGenomics, Inc. (“Parent”), Genoptix Merger Sub, Inc. (“Merger Sub”), Genesis Acquisition Holdings Corp. (“Genesis”) and Ampersand 2014 Limited Partnership, solely in its capacity as stockholders’ representative entered into an Agreement and Plan of Merger (the “Merger Agreement”).
Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub, a wholly owned subsidiary of NeoGenomics Labs, will merge with and into Genesis, the parent entity of Genoptix, Inc. (“Genoptix”), with Genesis being the surviving entity and Parent being the ultimate parent company of Genoptix. Under the terms of the Merger Agreement, NeoGenomics Labs will acquire 100% of the equity interests of Genesis from its stockholders in exchange for (i) cash consideration of $125.0 million and (ii) 1,000,000 shares of NeoGenomics common stock, par value $0.001 per share (the “NEO Common Shares”), subject to net working capital and other adjustments as set forth in the Merger Agreement (the “Transaction”). One and a half million dollars, plus an amount equal to the amounts due under certain specified employment agreements if the applicable employees are terminated within nine months of the closing of the Merger, of the cash consideration and 375,000 of the NEO Common Shares will be held in escrow for purposes of the purchase price adjustment provisions in the Merger Agreement and to support indemnification obligations of the selling shareholders under the Merger Agreement. NeoGenomics Labs also contracted for a buy-side representations and warranty insurance policy containing customary terms and conditions to supplement the escrow funds.
The closing of the Transaction is subject to various customary closing conditions, including, among others, (i) the absence of any order of any governmental authority that prohibits or materially restrains the Transaction and the absence of any proceeding brought by any government authority pending before any court of competent jurisdiction seeking such an order and (ii) any waiting periods imposed by any government authority necessary for the consummation of the transactions must have expired or been terminated.
The Merger Agreement contains customary representations and warranties made by each of NeoGenomics Labs and Genesis. The parties have also agreed to various covenants in the Merger Agreement, including, among other things, covenants (i) of Genesis to conduct its operations in the ordinary course of business consistent with past practice from the date of the Merger Agreement until the closing of the Transaction, (ii) of NeoGenomics Labs not to take any action that might risk not obtaining any order of any government authority necessary to consummate the Transaction, and (iii) to use reasonable best efforts to cause their respective closing conditions to be met as promptly as practicable.
The Merger Agreement contains certain termination rights for both NeoGenomics Labs and Genesis under the following circumstances: (i) by NeoGenomics Labs or Genesis as a result of (a) the closing of the Transaction not being completed by February 20, 2019 (the “Outside Date”) or (b) the issuance of a final, non-appealable order of any governmental authority pursuant to antitrust laws permanently restraining or prohibiting the closing; (ii) by NeoGenomics Labs as a result of a breach by Genesis of any of its representations or warranties or a failure by Genesis to perform any covenant or agreement that would cause the closing condition relating to truth of representations and performance of covenants not to be satisfied, and such breach or failure to perform is not cured within ten business days of written notice thereof; (iii) by Genesis as a result of the breach by NeoGenomics Labs of any of its representations or warranties or a failure by NeoGenomics Labs to perform any covenant or agreement that would cause the closing condition relating to truth of representations and performance of covenants not to be satisfied, and such breach or failure to perform is not cured within ten business days of written notice thereof; or (iv) by mutual written consent of NeoGenomics Labs and Genesis.
Subject to certain exceptions and other provisions, the selling shareholders have agreed to indemnify NeoGenomics Labs for breaches of certain representations and warranties and certain other matters. In addition, certain of the selling shareholders have executed a joinder and release agreement to the Merger Agreement pursuant to which they agreed to indemnify NeoGenomics Labs for breaches of certain representations and warranties as set forth in the Merger Agreement and release NeoGenomics Labs and the post-merger entities against any and all present and future claims they might have against such companies effective as of the closing of the merger.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
Pursuant to the Merger Agreement described above in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, NeoGenomics has agreed to deliver the NEO Common Shares to the stockholders of Genesis at the closing of the Transaction, subject to the satisfaction of the closing conditions set forth in the Merger Agreement. The issuance of the NEO Common Shares by NeoGenomics to the stockholders of Genesis will be made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits

2.1
Agreement and Plan of Merger, dated as of October 23, 2018 by and among Genesis Acquisition Holdings Corp., NeoGenomics Laboratories, Inc., Genoptix Merger Sub, Inc. and Ampersand 2014 Limited Partnership, solely in its capacity as representative of the stockholders of the Company.

 Exhibit Index

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of October 23, 2018 by and among Genesis Acquisition Holdings Corp., NeoGenomics Laboratories, Inc., Genoptix Merger Sub, Inc. and Ampersand 2014 Limited Partnership, solely in its capacity as representative of the stockholders of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Sharon A. Virag
Sharon A. Virag
Chief Financial Officer
October 26, 2018